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                                                              Exhibit 99.B(9)(b)



                                  SCHEDULE C


                                 Fee Schedule
                           Mid-Cap Growth Portfolio
                                Management Fee
                                August 3, 1992
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Mid-Cap Growth Portfolio                                     .50%